EXHIBIT 99.1

20 North Broadway Oklahoma City, Oklahoma 73102-8260	Telephone: (405) 235-3611 Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager (405) 552-4526

Media contact:	Brian Engel (405) 228-7750
DEVON ENERGY’S THIRD-QUARTER 2007 EARNINGS CLIMB TO
$1.63 PER SHARE ON 10 PERCENT PRODUCTION GROWTH
OKLAHOMA CITY — November 7, 2007 — Devon Energy Corporation (NYSE:DVN) today reported net earnings of $735 million, or $1.65 per common share ($1.63 per diluted common share), for the quarter ended September 30, 2007. This compares with third-quarter 2006 net earnings of $705 million, or $1.59 per common share ($1.57 per diluted common share).
     For the nine months ended September 30, 2007, Devon reported net earnings of $2.3 billion, or $5.13 per common share ($5.07 per diluted common share). For the nine months ended September 30, 2006, Devon earned $2.3 billion, or $5.11 per common share ($5.05 per diluted common share).
     Securities analysts typically exclude certain items from their published estimates. In aggregate, these items increased Devon’s third-quarter 2007 net earnings by $35 million, or eight cents per diluted share. The adjusting items are discussed in detail later in this news release.
Sixth Consecutive Quarter of Increased Production
     Oil and natural gas production from continuing operations increased in the third quarter of 2007 to 56.8 million oil-equivalent barrels (Boe). This was a 10 percent increase over third quarter 2006 production and was driven by organic production growth in each of the company’s producing segments: the United States, Canada and International. The third quarter of 2007 marks the sixth consecutive quarter that Devon has increased oil and gas production from retained properties.
Marketing and Midstream MLP Update
     Devon also announced today that it has decided not to proceed at this time with its plans to form a publicly-traded master limited partnership (MLP). The MLP was to own a minority interest in Devon’s U.S. onshore marketing and midstream business. The company cited changing financial market conditions for MLPs as the principal reason for the decision.

Barnett Shale Milestones Lead Operating Highlights
     Devon drilled 599 wells in the third quarter of 2007 with an overall success rate of 98 percent. Following are highlights of third-quarter operations.
•	Devon commenced drilling its 1,000th operated horizontal well in the Barnett Shale in north Texas during the third quarter. Horizontal drilling, initiated by Devon about five years ago in the field, has played an important role in unlocking more of the vast potential of the company’s 735,000 net acres in the Barnett Shale.
•	Devon’s net production from the Barnett Shale averaged 856 million cubic feet of natural gas equivalent per day in the third quarter, representing a 32 percent increase over the third quarter of 2006.
•	Devon commenced production from the Merganser field in the deepwater Gulf of Mexico in August. Combined initial production from the two Merganser wells was about 150 million cubic feet of gas per day. Devon has a 50 percent working interest in the field, which produces into the Independence Hub.
•	Devon has sanctioned development of the Cascade project in the deepwater Lower Tertiary trend of the Gulf of Mexico. Cascade is expected to be one of the first two development projects to establish production in the Gulf’s Lower Tertiary trend.
•	Also in the Gulf of Mexico, Devon commenced drilling its first company-operated Lower Tertiary exploratory well in the third quarter. The Chuck well, in 6,500 feet of water, is drilling to a target depth of 31,500 feet. Devon has a 39.5 percent working interest in the Chuck prospect.
•	In east Texas, net production in the company’s Carthage area climbed to a new high in the third quarter, averaging 260 million cubic feet of natural gas equivalent per day. Based on the success of its vertical and horizontal programs, Devon has increased its rig count in Carthage to 13.
•	In Canada, Devon continued an active 5-rig program in the third quarter, drilling 125 new wells in the company’s Lloydminster oil play. The company’s production in Lloydminster has increased by 50 percent over the past 12 months to 34,600 barrels per day.
•	In Brazil, the offshore Polvo project began first production in the third quarter. Three of 10 planned producing wells have now been completed. Gross combined production reached about 9,500 barrels of oil per day from the first three wells. The project is expected to produce up to 50,000 barrels per day at its peak in 2008. Devon has a 60 percent working interest in Polvo.
Oil and Gas Revenues Increase 12 Percent
     Sales of oil, natural gas and natural gas liquids were $2.3 billion in the third quarter of 2007. This was a 12 percent increase compared with the third quarter of 2006. The increase in sales was the result of greater production and higher realized liquids prices, partially offset by lower natural gas prices.
     The average realized price for natural gas decreased six percent in the third quarter of 2007 to $5.31 per thousand cubic feet. This compares with $5.63 per thousand cubic feet in the third quarter of 2006. Devon’s average realized oil price increased six percent to $67.41 per barrel in the third quarter of 2007 compared with $63.77 per barrel in the prior-year period. Devon’s realized natural gas liquids price increased 10 percent to $38.34 per barrel from $34.98 per barrel in the third quarter of 2006.

     Marketing and midstream operating profit was $133 million, compared with $112 million in the third quarter of 2006. The 19 percent increase resulted primarily from higher gas processing margins.
Higher Expenses Reflect High Activity Levels and Resulting Growth
     Driven by higher production and activity levels coupled with rising industry costs, expenses in most categories increased in the third quarter of 2007. With the exception of depreciation, depletion and amortization (DD&A) expense, Devon’s expenses in the third quarter of 2007 were generally in line with expectations. DD&A expense associated with oil and gas properties increased to $12.41 per Boe in the third quarter. The higher than expected third quarter DD&A rate was attributable to the impact of unusually low natural gas prices in the Rocky Mountain producing region at September 30, 2007.
African Divestiture Update
     In October, Devon completed the sale of its operations in Egypt for an adjusted sales price of $341 million as of the closing date. The company is also in the process of divesting its assets and terminating operations in West Africa. In accordance with accounting standards, Devon has reclassified the assets, liabilities and results of its operations in Egypt and West Africa as discontinued operations for all accounting periods presented in this release. Although revenues and expenses for prior periods were reclassified, there was no impact upon previously reported net earnings. Included with the financial information that follows is a table of revenues, expenses and production categories and the amounts reclassified as discontinued operations for each period presented.
Cash Flow Before Balance Sheet Changes Increases 15 Percent to $1.8 Billion
     Third quarter cash flow before balance sheet changes rose 15 percent to $1.8 billion in 2007. During the third quarter, Devon utilized cash flow to fund $1.6 billion of capital expenditures and returned more than $180 million to shareholders through share repurchases and dividends. The company’s balance sheet continued to strengthen during the third quarter with net debt to adjusted capitalization declining to 19 percent at September 30, 2007. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
     Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon third-quarter 2007 reported earnings were as follows:
•	A change in fair value of financial instruments increased third-quarter 2007 earnings by $22 million pre-tax ($14 million after tax).
•	An unrealized loss on natural gas derivative instruments decreased third-quarter 2007 earnings by $6 million pre-tax ($4 million after tax).
•	The decisions to exit Egypt and West Africa generated financial benefits that increased third-quarter 2007 earnings by $48 million pre-tax ($25 million after tax).

     The following table summarizes the effects of these items on third-quarter 2007 earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts — Third Quarter 2007
(in millions)

	Pre-tax				After-tax	Cash Flow
	Earnings	Income Tax Effect			Earnings	Before Balance
	Effect	Current	Deferred	Total	Effect	Sheet Changes Effect

Change in fair value of financial instruments	$22	—	8	8	14	—
Unrealized loss on natural gas derivatives	(6)	—	(2)	(2)	(4)	—
Financial benefits generated by decision to exit Africa	48	—	23	23	25	—

Totals	$64	—	29	29	35	—

     In aggregate, these items increased third-quarter 2007 net earnings by $35 million, or eight cents per common share (eight cents per diluted share).
Conference Call to be Webcast Today
     Devon will discuss its third-quarter 2007 financial and operating results and changes to its full-year 2007 outlook in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is one of the world’s leading independent oil and gas producers and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION DATA (net of royalties)
All periods exclude discontinued operations from Egypt and West Africa

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	144.2	127.2	407.8	358.0
U.S. Offshore	19.9	22.2	57.3	57.2

Total U.S.	164.1	149.4	465.1	415.2
Canada	57.9	60.9	170.3	182.7
International	0.5	0.3	1.3	1.5

Total Natural Gas	222.5	210.6	636.7	599.4

Oil (MMBbls)
U.S. Onshore	2.8	2.8	8.4	8.4
U.S. Offshore	2.1	2.0	5.8	6.5

Total U.S.	4.9	4.8	14.2	14.9
Canada	4.2	3.2	11.7	9.4
International	4.3	2.9	15.2	6.1

Total Oil	13.4	10.9	41.1	30.4

Natural Gas Liquids (MMBbls)
U.S. Onshore	5.1	4.5	15.0	13.4
U.S. Offshore	0.2	0.1	0.6	0.4

Total U.S.	5.3	4.6	15.6	13.8
Canada	1.0	1.2	3.2	3.6
International	—	—	—	—

Total Natural Gas Liquids	6.3	5.8	18.8	17.4

Oil Equivalent (MMBoe)
U.S. Onshore	31.9	28.5	91.4	81.4
U.S. Offshore	5.7	5.9	16.0	16.4

Total U.S.	37.6	34.4	107.4	97.8
Canada	14.8	14.5	43.2	43.5
International	4.4	2.9	15.4	6.4

Total Oil Equivalent	56.8	51.8	166.0	147.7

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,567.4	1,382.8	1,493.7	1,311.3
U.S. Offshore	215.8	241.0	210.0	209.5

Total U.S.	1,783.2	1,623.8	1,703.7	1,520.8
Canada	629.5	662.1	623.6	669.2
International	5.4	3.1	4.7	5.8

Total Natural Gas	2,418.1	2,289.0	2,332.0	2,195.8

Oil (MBbls)
U.S. Onshore	30.0	30.1	30.7	30.7
U.S. Offshore	23.3	22.3	21.5	23.8

Total U.S.	53.3	52.4	52.2	54.5
Canada	45.5	34.4	42.9	34.6
International	47.1	31.8	55.5	22.2

Total Oil	145.9	118.6	150.6	111.3

Natural Gas Liquids (MBbls)
U.S. Onshore	55.1	48.9	54.9	49.0
U.S. Offshore	2.9	1.7	2.2	1.4

Total U.S.	58.0	50.6	57.1	50.4
Canada	10.7	12.7	11.6	13.2
International	—	—	—	—

Total Natural Gas Liquids	68.7	63.3	68.7	63.6

Oil Equivalent (MBoe)
U.S. Onshore	346.4	309.4	334.6	298.3
U.S. Offshore	62.1	64.2	58.6	60.1

Total U.S.	408.5	373.6	393.2	358.4
Canada	161.2	157.4	158.4	159.3
International	48.0	32.4	56.3	23.2

Total Oil Equivalent	617.7	563.4	607.9	540.9

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
REALIZED PRICE DATA
(average realized prices)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$5.12	$5.53	$5.70	$6.01
U.S. Offshore	$6.43	$6.86	$7.14	$7.44
Total U.S.	$5.28	$5.73	$5.88	$6.21
Canada	$5.40	$5.40	$6.16	$6.14
International	$6.61	$5.11	$5.73	$6.34

Total Natural Gas	$5.31	$5.63	$5.95	$6.19

Oil ($/Bbl)
U.S. Onshore	$69.95	$65.83	$60.60	$62.74
U.S. Offshore	$77.36	$71.56	$66.45	$66.30
Total U.S.	$73.19	$68.27	$63.01	$64.30
Canada	$53.40	$54.85	$48.01	$49.06
International	$74.43	$66.00	$66.10	$63.59

Total Oil	$67.41	$63.77	$59.88	$59.43

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$36.77	$32.41	$32.65	$29.85
U.S. Offshore	$36.92	$32.39	$33.39	$37.52
Total U.S.	$36.78	$32.41	$32.68	$30.06
Canada	$46.77	$45.23	$42.36	$44.20
International	$—	$—	$—	$—

Total Natural Gas Liquids	$38.34	$34.98	$34.31	$32.99

Oil Equivalent ($/Boe)
U.S. Onshore	$35.08	$36.25	$36.36	$37.79
U.S. Offshore	$53.04	$51.49	$51.12	$53.03
Total U.S.	$37.81	$38.86	$38.56	$40.34
Canada	$39.28	$38.34	$40.33	$40.11
International	$73.77	$65.42	$65.66	$62.53

Total Oil Equivalent	$40.99	$40.24	$41.53	$41.23

BENCHMARK PRICES
(average prices)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Benchmark Prices

Natural Gas ($/Mcf) — Henry Hub	$6.16	$6.58	$6.83	$7.47
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$75.21	$70.62	$66.21	$68.22

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES
(average floating price differentials from benchmark prices)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(1.09)	$(1.08)	$(1.13)	$(1.46)
U.S. Offshore	$0.27	$0.28	$0.31	$(0.03)
Total U.S.	$(0.92)	$(0.88)	$(0.95)	$(1.26)
Canada	$(0.64)	$(1.04)	$(0.50)	$(1.16)
International	$0.45	$(1.47)	$(1.10)	$(1.13)

Total Natural Gas	$(0.85)	$(0.92)	$(0.83)	$(1.23)

Oil ($/Bbl)
U.S. Onshore	$(5.26)	$(4.79)	$(5.61)	$(5.48)
U.S. Offshore	$2.15	$0.94	$0.24	$(1.92)
Total U.S.	$(2.02)	$(2.35)	$(3.20)	$(3.92)
Canada	$(21.81)	$(15.77)	$(18.20)	$(19.16)
International	$(0.78)	$(4.62)	$(0.11)	$(4.63)

Total Oil	$(7.80)	$(6.85)	$(6.33)	$(8.79)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues

Oil sales	$905	$696	$2,461	$1,806
Gas sales	1,182	1,186	3,788	3,709
Natural gas liquids sales	242	204	643	573
Marketing & midstream revenues	434	413	1,273	1,261

Total revenues	2,763	2,499	8,165	7,349

Expenses and other income, net

Lease operating expenses	457	363	1,326	1,036
Production taxes	85	92	255	261
Marketing & midstream operating costs and expenses	301	301	912	924
Depreciation, depletion and amortization of oil and gas properties	705	547	1,937	1,480
Depreciation and amortization of non-oil and gas properties	51	43	146	127
Accretion of asset retirement obligation	19	12	55	35
General & administrative expenses	126	104	358	284
Interest expense	108	112	325	315
Change in fair value of financial instruments	(22)	22	(31)	81
Reduction of carrying value of oil and gas properties	—	20	—	36
Other income, net	(28)	(28)	(71)	(86)

Total expenses and other income, net	1,802	1,588	5,212	4,493

Earnings from continuing operations before income tax expense	961	911	2,953	2,856

Income tax expense

Current	96	147	459	471
Deferred	221	111	452	253

Total income tax expense	317	258	911	724

Earnings from continuing operations	644	653	2,042	2,132

Discontinued operations

Earnings from discontinued operations before income tax expense	177	112	442	337
Income tax expense	86	60	194	205

Earnings from discontinuing operations	91	52	248	132

Net earnings	735	705	2,290	2,264
Preferred stock dividends	2	2	7	7

Net earnings applicable to common stockholders	$733	$703	$2,283	$2,257

Net earnings per weighted average common shares outstanding
Basic	$1.65	$1.59	$5.13	$5.11
Diluted	$1.63	$1.57	$5.07	$5.05
Basic weighted average shares outstanding	445	441	445	441
Diluted weighted average shares outstanding	450	447	450	447

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	September 30,	December 31,
	2007	2006

		(Audited)

Assets

Current assets

Cash and cash equivalents	$1,392	$692
Short-term investments, at fair value	341	574
Accounts receivable	1,435	1,324
Current assets held for sale	176	232
Other current assets	340	390

Total current assets	3,684	3,212

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,371 and $3,293 excluded from amortization in 2007 and 2006, respectively)	46,546	39,585
Less accumulated depreciation, depletion and amortization	19,561	16,429

Net property and equipment	26,985	23,156

Investment in Chevron Corporation common stock, at fair value	1,327	1,043
Goodwill	6,150	5,706
Assets held for sale	1,707	1,619
Other assets	418	327

Total Assets	$40,271	$35,063

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,268	$1,154
Revenues and royalties due to others	529	522
Income taxes payable	187	82
Short-term debt	2,076	2,205
Accrued interest payable	191	114
Current liabilities associated with assets held for sale	190	173
Accrued expenses and other current liabilities	325	395

Total current liabilities	4,766	4,645

Debentures exchangeable into shares of Chevron Corporation common stock	638	727
Other long-term debt	5,235	4,841
Financial instruments, at fair value	495	302
Asset retirement obligation, at fair value	1,246	804
Liabilities associated with assets held for sale	445	429
Other liabilities	622	583
Deferred income taxes	5,992	5,290

Stockholders’ equity

Preferred stock	1	1
Common stock	45	44
Additional paid-in capital	6,883	6,840
Retained earnings	11,564	9,114
Accumulated other comprehensive income	2,339	1,444
Treasury stock	—	(1)

Stockholders’ Equity	20,832	17,442

Total Liabilities & Stockholders’ Equity	$40,271	$35,063

Common Shares Outstanding	445	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Nine Months Ended
	September 30,
	2007	2006

Cash Flows From Operating Activities

Net earnings	$2,290	$2,264
Earnings from discontinued operations, net of tax	(248)	(132)
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	2,083	1,607
Deferred income tax expense	452	253
Net gain on sales of non-oil and gas property and equipment	(1)	(5)
Reduction of carrying value of oil and gas properties	—	36
Other non-cash charges	125	163
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(12)	206
Other current assets	(65)	(45)
Long-term other assets	(53)	(37)
Increase (decrease) in:
Accounts payable	111	(59)
Income taxes payable	139	(34)
Other current liabilities	(78)	197
Long-term other liabilities	(4)	(1)

Cash provided by operating activities — continuing operations	4,739	4,413
Cash provided by operating activities — discontinued operations	370	469

Net cash provided by operating activities	5,109	4,882

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	39	36
Capital expenditures, including acquisitions of businesses	(4,477)	(5,959)
Purchases of short-term investments	(659)	(1,868)
Sales of short-term investments	892	2,424

Cash used in investing activities — continuing operations	(4,205)	(5,367)
Cash used in investing activities — discontinued operations	(153)	(187)

Net cash used in investing activities	(4,358)	(5,554)

Cash Flows From Financing Activities

Net senior credit facility borrowings, net of issuance costs	400	—
Net commercial paper (repayments) borrowings, net of issuance costs	(129)	1,439
Principal payments on debt, including current maturities	(166)	(860)
Proceeds from exercise of stock options	71	53
Repurchase of common stock	(133)	(253)
Excess tax benefits related to share-based compensation	20	14
Dividends paid on common stock	(186)	(148)
Dividends paid on preferred stock	(7)	(7)

Net cash (used in) provided by financing activities	(130)	238

Effect of exchange rate changes on cash	44	24
Net increase (decrease) in cash and cash equivalents	665	(410)
Cash and cash equivalents at beginning of period (including assets held for sale)	756	1,606

Cash and cash equivalents at end of period (including assets held for sale)	$1,421	$1,196

Supplementary cash flow data:
Interest paid (net of capitalized interest)	$226	$349
Income taxes paid	$293	$581

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Exploration Wells Drilled

U.S.	5	23	32	62
Canada	19	13	83	109
International	—	—	1	2

Total	24	36	116	173

Exploration Wells Success Rate

U.S.	60%	83%	78%	87%
Canada	100%	100%	96%	99%
International	—	—	0%	0%

Total	92%	89%	91%	93%

Development Wells Drilled

U.S.	422	458	1,046	1,113
Canada	139	237	445	619
International	14	4	23	18

Total	575	699	1,514	1,750

Development Wells Success Rate

U.S.	98%	100%	98%	99%
Canada	100%	99%	100%	99%
International	100%	100%	100%	100%

Total	98%	99%	98%	99%

Total Wells Drilled

U.S.	427	481	1,078	1,175
Canada	158	250	528	728
International	14	4	24	20

Total	599	735	1,630	1,923

Total Wells Success Rate

U.S.	97%	99%	97%	98%
Canada	100%	99%	99%	99%
International	100%	100%	96%	90%

Total	98%	99%	98%	98%

COMPANY OPERATED RIGS

	September 30,
	2007	2006

Number of Company Operated Rigs Running

U.S.	76	60
Canada	12	7
International	1	—

Total	89	67

CAPITAL EXPENDITURES DATA (in millions)
Quarter Ended September 30, 2007

	U.S. Onshore	U.S. Offshore	Canada	International	Devon Total

Capital Expenditures

Exploration	$79	93	30	14	$216
Development	762	66	222	86	1,136

Exploration and development capital	$841	159	252	100	$1,352
Capitalized G&A					84
Capitalized interest					16
Discontinued operations					32
Property acquisitions					5
Midstream capital					105
Other capital					24

Total capital expenditures					$1,618

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES DATA (in millions)
Nine Months Ended September 30, 2007

	U.S. Onshore	U.S. Offshore	Canada	International	Devon Total

Capital Expenditures

Exploration	$178	211	95	59	$543
Development	2,135	187	743	228	3,293

Exploration and development capital	$2,313	398	838	287	$3,836
Capitalized G&A					230
Capitalized interest					47
Discontinued operations					139
Property acquisitions					17
Midstream capital					273
Other capital					82

Total capital expenditures					$4,624

DETAIL OF RECLASSIFICATION FOR DISCONTINUED
OPERATIONS IN EGYPT AND WEST AFRICA

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Production from Discontinued Operations

Oil (MMBbls)	2.6	3.3	8.9	10.7
Natural Gas (Bcf)	1.2	1.5	3.8	4.7

Total Oil Equivalent (MMBoe)	2.9	3.5	9.6	11.4

STATEMENTS OF DISCONTINUED OPERATIONS DATA
(in millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues

Oil sales	$196	$214	$571	$676
Gas sales	4	5	12	16
Marketing & midstream revenues	6	4	13	15

Total revenues	206	223	596	707

Expenses and other income, net

Lease operating expenses	20	19	59	57
Marketing & midstream operating costs and expenses	2	2	5	6
Depreciation, depletion and amortization of oil and gas properties	2	57	20	187
Depreciation, depletion and amortization of non-oil and gas properties	—	1	—	2
Accretion of asset retirement obligation	1	1	3	2
Reduction of carrying value of oil and gas properties	4	31	67	116

Total expenses and other income, net	29	111	154	370

Earnings before income tax expense	177	112	442	337

Income tax (benefit) expense

Current	69	85	184	262
Deferred	17	(25)	10	(57)

Total income tax expense	86	60	194	205

Earnings from discontinued operations	$91	$52	$248	$132

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
Non-GAAP Financial Measures
     The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
 (in millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net Cash Provided By Operating Activities (GAAP)	$1,760	$2,064	$5,109	$4,882

Changes in assets and liabilities — continuing operations	65	(406)	(37)	(232)
Changes in assets and liabilities — discontinued operations	(59)	(121)	(23)	(88)

Cash flow before balance sheet changes (Non-GAAP)	$1,766	$1,537	$5,049	$4,562

     Devon believes that using net debt, defined as debt less cash, short-term investments and the market value of Chevron common stock, for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt. Included in Devon’s indebtedness are $638 million of debentures exchangeable into shares of Chevron common stock owned outright by Devon. As of September 30, 2007, the market value of the shares ($1.3 billion) exceeded the related debt obligation. Devon believes deducting the market value of the stock provides a clearer picture of future demands on cash to repay debt. This methodology is also utilized by various lenders, rating agencies and securities analysts as a measure of Devon’s indebtedness.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	September 30,
	2007	2006

Total debt (GAAP)	$7,949	$7,401
Adjustments:
Cash and short-term investments	1,733	1,279
Market value of Chevron Corporation common stock	1,327	920

Net Debt (Non-GAAP)	$4,889	$5,202

Total Capitalization

Total debt	$7,949	$7,401
Stockholders’ equity	20,832	17,217

Total Capitalization (GAAP)	$28,781	$24,618

Adjusted Capitalization

Net debt	$4,889	$5,202
Stockholders’ equity	20,832	17,217

Adjusted Capitalization (Non-GAAP)	$25,721	$22,419